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                                                                  Exhibit 10 (i)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement No. 333-11131 of The New England Variable Account (the "Separate Account") of Metropolitan Life Insurance Company (the "Company") of our reports dated February 7, 2000 and April 26, 2000, respectively, appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.



Deloitte & Touche LLP
Boston, Massachusetts
April 26, 2000